ASSIGNMENT AGREEMENT FOR
                    ORGANIZATIONAL AGREEMENT

     AGREEMENT, made this _____ day of __________, 1991, by and among Specialty Advisors Corp. ("SAC") (formerly Western Capital Variable Advisors Corp.), a California corporation; Directed Services, Inc. ("DSI"), a New York corporation; Golden American Life Insurance Company ("Golden American"), a stock life insurance company incorporated under the laws of the State of Minnesota, on its own behalf and on behalf of any separate accounts of Golden American shown on Exhibit A of the Organizational Agreement, as defined below; and The Specialty Managers trust, a Massachusetts business Trust("Trust").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("Act"), and the Trust issues shares in several different classes, each of which is known as a "Series"; and

     WHEREAS, the Trust, SAC and Golden American entered into an Organizational Agreement dated December 28, 1988 ("Organizational
Agreement"); and

     WHEREAS, SAC has served as Manager to the Trust pursuant to a Management Agreement between the Trustand SAC dated November 1,
1988; and

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     WHEREAS, the Trustand SAC have terminated the Management
Agreement with SAC, effective at the close of business on March
20, 1991; and

     WHEREAS, commencing March 21, 1991, DSI has agreed to serve as manager to the Trust pursuant to a new Management Agreement between the Trustand DSI dated March 20, 1991; and

     WHEREAS, SAC Golden American and the Trust desire to assign
SAC's interest in the Organizational Agreement to DSI and DSI desires to be the assignee of SAC's interest.

     NOW, THEREFORE, it is agreed as follows:

     1. ASSIGNMENT. Effective as of March 21, 1991, SAC hereby assigns to DSI all of its interest in the Organizational
Agreement.

     2. PERFORMANCE OF DUTIES. DSI hereby assumes and agrees to perform all of SAC's duties and obligations under the Organizational Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to SAC. DSI shall not be responsible for any claim or demand arising under the Organizational Agreement from services rendered prior to the effective date of this Assignment Agreement unless otherwise agreed by DSI, and SAC shall not be responsible for any claim or demand arising under the Organizational Agreement from services rendered after the effective date of this Assignment Agreement unless otherwise agreed by SAC.

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
     3. REPRESENTATION OF DSI. DSI represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and will remain registered as long as required by applicable law.

     4. CONSENT. The Trust and Golden American hereby consent to this assignment by SAC of its rights under the Organizational Agreement to DSI and the assumption by DSI of SAC's interest in such Agreement and the duties and obligations thereunder, and agree, subject to the terms and conditions of said Agreement, to look to DSI for the performance of the duties and obligations formerly owed by SAC under said Agreement.

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
     IN WITNESS WHEREOF, the parties hereto have cause this Assignment Agreement to be executed by their duly authorized officers hereunto duly attested as of the date and year written above.

                         Specialty Advisors Corp.


_______________________  By:  _______________________________
Attest


_______________________       _______________________________
Title                         Title


                         Directed Services, Inc.


_______________________  By:  _______________________________
Attest


_______________________       _______________________________
Title                         Title


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
                         Golden American Life Insurance Company


_______________________  By:  _______________________________
Attest


_______________________       _______________________________
Title                         Title


                         The Specialty Managers Trust


_______________________  By:  _______________________________
Attest


_______________________       _______________________________
Title                         Title

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